                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement       / / Confidential, for Use of the
                                              Commission Only (as permitted by
   /X/  Definitive Proxy Statement            Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Mity-Lite, Inc.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

   (5)  Total fee paid:

------------------------------------------------------------------------------

   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                                     [LOGO]


                                 MITY-LITE, INC.

                              1301 West 400 North
                                Orem, Utah 84057

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 20, 1998


     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Mity-Lite, Inc., a Utah corporation (the "Company"), will be held at the University of Utah, Olpin Union Building, 200 South Central Campus Drive, Salt Lake City, Utah 84112, on Thursday, August 20, 1998, at 2:00 p.m., local time, for the following purposes:

          1. To elect four (4) directors for the ensuing year or until their successors are elected;

          2. To approve an amendment to the Company's 1997 Stock Incentive Plan increasing the number of shares reserved for issuance upon exercise of stock options granted thereunder to 500,000; and

          3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on June 19, 1998, as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournments thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

                                            By Order of the Board of Directors


                                            Bradley T Nielson
                                            Corporate Secretary

Orem, Utah, July 13, 1998

                                  MITY-LITE, INC.
                               1301 West 400 North
                                Orem, Utah  84057

                               --------------------

                                 PROXY STATEMENT

                  Information Concerning Solicitation and Voting

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Mity-Lite, Inc. (the "Company") for use at its Annual Meeting of Shareholders to be held Thursday, August 20, 1998, at 2:00 p.m. local time, or at any adjournment(s) thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the University of Utah, Olpin Union Building, 200 South Central Campus Drive, Salt Lake City, Utah 84112. The Company will bear the cost of this solicitation.

RECORD DATE

     Shareholders of record at the close of business on June 19, 1998, are entitled to notice of and to vote at the meeting. At the record date, 3,259,934 shares of the Company's Common Stock, $.01 par value, were issued and outstanding and entitled to be voted at the meeting.

REVOCATION OF PROXIES

     Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

VOTING AND SOLICITATION

     Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. It is estimated that the proxy materials will be mailed to shareholders of record on or about July 13, 1998. The principal executive offices of the Company are located at 1301 West 400 North, Orem, Utah 84057. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares of the Company's Common Stock in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners. Abstentions or broker non-votes (ie., shares held by a broker nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Deadline for Receipt of Shareholder Proposals

     Shareholders of the Company who intend to present proposals at the Company's 1999 annual meeting of shareholders must deliver such proposals to the Company no later than March 15, 1999, in order to be included in the proxy statement and form of proxy relating to the 1999 annual meeting.


                                    PROPOSAL 1
                              ELECTION OF DIRECTORS

NOMINEES

     The Company's Board of Directors currently consists of four directors.
It is contemplated that four directors will be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's four nominees, namely Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson and Peter Najar, all of whom are presently directors of the Company. In the event that any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the referenced nominees as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders, or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

RECOMMENDATION OF BOARD OF DIRECTORS:

     The Board of Directors recommends that the shareholders vote "FOR" each of the four nominees to the Company's Board of Directors. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director.


                          BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended March 31, 1998. The Audit Committee of the Board of Directors, consisting of directors Crump, Najar and C. Wilson, met three times during the last fiscal year. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent public accountants and internal accounting department and evaluating the Company's accounting principles and its system of internal accounting controls. The Compensation Committee of the Board of Directors, consisting of directors Crump, Najar and C. Wilson, met three times during the last fiscal year. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. All members of the Board of Directors attended at least 75 percent of all meetings of the Board and all Board Committee members attended at least 75 percent of all Committee meetings held during the fiscal year ended March 31, 1998.


                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the director nominees and executive officers of the Company.

                                                   DIRECTOR OR OFFICER
       NAME              AGE                    POSITION WITH THE COMPANY
------------------      -----              -----------------------------------
Gregory L. Wilson         50               Chairman of the Board, President,
                                           and Chief Executive Officer
Kenneth A. Law            49               Vice President - Manufacturing
Bradley T Nielson         36               Vice President - Finance, Chief
                                           Financial Officer and Corporate
                                           Secretary
V. Douglas Johnson        60               Treasurer
Ralph E. Crump(1)         74               Director
Peter Najar(1)            48               Director
C. Lewis Wilson(1)        58               Director
--------------------------------------------------------------
(1)  Member of Compensation and Audit Committees.


     Officers are appointed by and serve at the discretion of the Board of Directors. Each director holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Gregory L. Wilson and C. Lewis Wilson are brothers. Ralph E. Crump is the father-in-law of Peter Najar. All executive officers of the Company devote full time to their duties. Non-management directors devote such time as is necessary to carry out their responsibilities.

     The following is a description of the business experience of each of the director nominees and each of the executive officers of the Company.

     Gregory L. Wilson is the founder of the Company and has been the President, Chief Executive Officer and a director since the Company's inception in September 1987. He has served as Chairman of the Board since March 1988. Mr. Wilson also served as the Treasurer from September 1993 to August 1995. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. He is currently a director of Stratasys, Inc. (Nasdaq). He earned a Bachelor of Arts Degree in Economics from Brigham Young University in 1971 and a Masters of Business Administration Degree from Indiana University in 1973.

     Kenneth A. Law has been Vice President - Manufacturing since September 1993. From April 1988 until September 1993, Mr. Law served as the Company's Production Manager. From September 1987 to September 1988 he was a production foreman for the Company. Mr. Law holds an Associate Degree in Business Management from Utah Valley State College.

     Bradley T Nielson became the Company's Vice President - Finance and Chief Financial Officer in March 1994. He was elected Corporate Secretary in January 1998. From August 1992 to March 1994, Mr. Nielson was the Vice President - Finance for Pinnacle Micro, Inc. From January 1991 to August 1992, he was a management consultant for Price Waterhouse's National Manufacturing Management Consulting Group. He was employed by Ernst & Young from June 1985 to January 1991. Mr. Nielson graduated with a Bachelor of Science Degree in Accounting from Brigham Young University. He is a Certified Public Accountant, a Certified Management Accountant and is Certified in Financial Management.

     V. Douglas Johnson became the Company's Treasurer in August 1995. He joined the Company in May 1990 and served as the Controller prior to being named Treasurer. He has 25 years experience as a self-employed Certified Public Accountant. Mr. Johnson graduated from Brigham Young University with a Master of Accountancy Degree in 1964. Mr. Johnson will be retiring from the Company in August 1998.

     Ralph E. Crump has been a director since March 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. For a short time in 1988, Mr. Crump served as the Company's Treasurer. Mr. Crump is a founder and director of Osmonics, Inc. (NYSE) and Stratasys, Inc. (Nasdaq). He is also a founder, director and chairman of IMTEC, Inc. (Nasdaq) and Structural Instrumentation, Inc. (Nasdaq). From 1962 until 1987, Mr. Crump was the President and Chairman of Frigitronics, Inc.
(NYSE). Mr. Crump is also a Trustee of the Alumni Foundation of the University of California at Los Angeles and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. He received a Bachelor of Science Degree in Chemical Engineering in 1950 from the University of California at Los Angeles and a Bachelor of Science Degree in Marine Engineering from the U. S. Merchant Marine Academy. Mr. Crump is a licensed professional engineer.

     Peter Najar has been a director since March 1988. From August 1988 until September 1993 he served as the Assistant Treasurer and Assistant Corporate Secretary. Mr. Najar has been a sales engineer employed by Lange Sales, Inc. in Littleton, Colorado from November 1981 to the present. From 1977 to 1981, Mr. Najar was the National Technical Director for Head Ski Co.

     C. Lewis Wilson has been a director since May 1991. From 1987 to 1996, Mr. Wilson, a licensed professional engineer, was the President of Heath Engineering Company, a consulting engineering firm in Salt Lake City, Utah. From 1996 to present, Mr. Wilson has served as the Chairman and Chief Executive Officer of Heath Engineering Company. He received a Bachelor of Engineering Sciences Degree in Mechanical Engineering from Brigham Young University in 1966 and a Masters of Mechanical Engineering Degree from Purdue University in 1968. Mr. Wilson is a published technical author and has been an Adjunct Professor of Mechanical Engineering at the University of New Mexico, Brigham Young University and the University of Utah.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own beneficially more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10 percent beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company's information, the directors, officers, and greater than 10 percent shareholders have timely filed all necessary Forms 3, 4 and 5, for the fiscal year ended March 31, 1998.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth security ownership information as of May 22, 1998 (i) for persons known by the Company to own beneficially more than 5 percent of the Company's Common Stock, (ii) for each director or director nominee and executive officer, and (iii) for all officers and directors of the Company as a group:

                                                 SHARES
                                              BENEFICIALLY         PERCENT
       NAME AND ADDRESS(1)                      OWNED(2)          OF CLASS(3)
---------------------------------              ----------        -------------
Gregory L. Wilson(4)                             879,242             25.94%

Peter Najar(5)                                   469,631             13.85

Ralph E. Crump(6)                                337,634              9.96

Bradley T Nielson(7)                              60,666              1.79

Kenneth A. Law(8)                                 59,027              1.74

C. Lewis Wilson(9)                                35,391              1.04

V. Douglas Johnson (10)                           30,594              0.90

All officers and directors as a
  group (7 persons)                            1,872,185             55.23
---------------------------------------------
(1)  The address for Gregory L. Wilson, Kenneth A. Law, Bradley T Nielson and
     V. Douglas Johnson is 1301 West 400 North, Orem, Utah 84057. The address for Peter Najar is 9900 Phillips Road, Lafayette, Colorado
     80026. The address for Ralph E. Crump is 28 Twisted Oak Circle, Trumbull, Connecticut 06611. The address for C. Lewis Wilson is 377 West 800 North, Salt Lake City, Utah 84103.

(2) The number of shares beneficially owned includes shares of the Company's Common Stock for which the persons set forth in this table have or share either investment or voting power. The number of shares beneficially owned also includes shares that any of the named persons has the right to acquire within 60 days of May 22, 1998, upon exercise of the stock options granted to them under the Company's 1990 Stock Option Plan and the Company's 1997 Stock Incentive Plan.

(3) All percentages have been calculated to include 3,264,934 shares of Common Stock outstanding on May 22, 1998, plus options exercisable within 60 days following May 22, 1998 to purchase 124,897 shares.

(4) Includes 428,909 shares owned individually by Mr. Wilson, 439,247 shares owned individually by his wife, Kathleen Wilson, and 11,086 shares held by Kathleen Wilson as the custodian for the Wilson children. Gregory and Kathleen Wilson disclaim beneficial ownership of the shares held by Kathleen Wilson as custodian for their children.

(5) Includes 213,883 shares owned individually by Constance Crump, the wife of Mr. Najar, and 41,865 shares held by Constance Crump as custodian for certain minor-aged relatives. Mr. Najar disclaims beneficial ownership of the shares held by Constance Crump as custodian.

(6) Includes 168,817 shares owned individually by Marjorie Crump, the wife of Mr. Crump.

(7) Includes 6,000 shares owned individually by Mr. Nielson, 1,200 shares owned jointly by Mr. Nielson and his wife, Kellie J. Nielson, and 53,466 shares that Mr. Nielson had the right to acquire within 60 days following May 22, 1998 upon exercise of options granted to him.

(8) Includes 10,287 shares owned individually by Mr. Law, 7,774 shares owned individually by Fern Law, his wife, and 40,966 shares that Mr. and Mrs. Law had the right to acquire within 60 days following May 22, 1998 upon exercise of stock options granted to them.

(9) Includes 27,467 shares owned jointly by C. Lewis Wilson and his wife, Grace Wilson, 3,662 shares owned individually by Grace Wilson, 3,662 shares owned individually by Mr. Wilson and 600 shares held by Mr. Wilson as custodian for the Wilson children.

(10) Includes 9,246 shares owned jointly by Mr. Johnson and his wife, Cheryl Johnson, and 753 shares held by Mr. Johnson as custodian for the Johnson children.



                              EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation awards to the President and Chief Executive Officer of the Company and other executive officers (the "Named Executive Officers") receiving more than $100,000 in annual salary and bonus compensation for services in all capacities to the Company for the fiscal years ended March 31, 1996, March 31, 1997 and March 31, 1998.

                                                         LONG-TERM
                                ANNUAL COMPENSATION     COMPENSATION
                                -------------------     ------------
                                                         SECURITIES
                                                         UNDERLYING
                         FISCAL                           OPTIONS/   ALL OTHER
                          YEAR    SALARY   BONUS(1)       SARs (#)    COMP.(2)
                          ----   -------   --------     -----------  ---------
Gregory L. Wilson,        1998   $75,000    $69,000          --         $5,300
Chairman, President, and  1997    73,100     70,000          --          8,600
Chief Executive Officer   1996    60,000     70,000          --          7,600

Bradley T Nielson, Vice   1998    70,000     45,000       10,000(3)      6,000
President Finance, Chief  1997    68,800     40,000          --          6,000
Financial Officer, and    1996    60,000     31,000       20,000(4)      4,000
Corporate Secretary

Kenneth A. Law, Vice      1998    70,000     30,000          --          5,800
President Manufacturing   1997    68,800     33,000          --          5,300
                          1996    60,000     31,000       20,000(4)      4,100

Stanley L. Pool, Vice     1998    70,000     33,600          --          6,800
President Sales &         1997    68,800     25,000          --          4,600
Marketing(5)              1996    60,000     29,000          --          5,900

Brent R. Bonham, Vice     1998    70,000     35,000          --          4,900
President Product         1997    68,800     28,500          --          2,600
Development(5)            1996    61,200     31,000          --          2,900


(1) During the reported periods, bonuses were awarded annually at the discretion of the Board of Directors to the Named Executive Officers and certain other officers and Company personnel. No formal bonus plan exists. The Board is not obligated to award bonuses.

(2) Amounts under the column heading "All Other Compensation" represent matching contributions made by Mity-Lite under the Company's 401(k) defined contribution plan and the value of personal use of Company-owned vehicles.

(3) Options vest over a three-year period commencing in 1998, one-third of the options vesting per year.

(4) Options vest over a three-year period commencing in 1997, one-third of the options vesting per year.

(5) Messrs. Pool and Bonham resigned from the Company effective March 31, 1998 and April 30, 1998, respectively.

     1990 STOCK OPTION PLAN. As of May 22, 1998, options to purchase 499,245 shares of the Company's Common Stock had been granted under the Company's 1990 Incentive Stock Option Plan (the "1990 Option Plan"), which expires by its own terms in May 2000. Of the total 499,245 options granted as of May 22, 1998, 389,760 had been granted to executive officers of the Company. Of the total options granted, 455,735 were vested and had either been exercised or were immediately exercisable as of May 22, 1998. As of May 22, 1998, the Company had 755 shares reserved for issuance upon exercise of options that could still be granted under the 1990 Option Plan.

     The 1990 Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to employees and non-employee directors of the Company. Incentive stock options may be granted only to employees. The 1990 Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

     The term of the 1990 Option Plan is ten years. With respect to any participant who owns stock representing more than 10 percent of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110 percent of the fair market value on the date of grant. Otherwise, the exercise price for options intended to be incentive stock options is the fair market value on the date of grant. The exercise price of any non-qualified stock option is determined by the Compensation Committee, in its absolute discretion after taking into consideration factors it deems relevant.

     1997 STOCK INCENTIVE PLAN. As of May 22, 1998, options to purchase 247,000 shares of the Company's Common Stock had been granted under the Company's 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"), which expires by its own terms in March 2007. Of the total 247,000 options granted as of May 23, 1997, 10,000 had been granted to an executive officer of the Company and 135,000 options had been granted to executive officers of the Company's affiliate, DO Group, Inc. Of the total options granted, 3,333 were vested and were exercisable as of May 22, 1998. As of May 22, 1998, the Company had 53,000 shares reserved for issuance upon exercise of options that could still be granted under the 1997 Stock Incentive Plan.

     The 1997 Stock Incentive Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options and stock rights to directors, officers, employees and consultants of the Company and its affiliates. Incentive stock options may be granted only to officers and employees. The 1997 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

     The term of the 1997 Stock Incentive Plan is ten years. With respect to any participant who owns stock representing more than 10 percent of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110 percent of the fair market value on the date of grant. Otherwise, the exercise price for options intended to be incentive stock options is the fair market value on the date of grant. The exercise price of any non-qualified stock option is determined by the Compensation Committee, in its absolute discretion after taking into consideration factors it deems relevant.

     Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                  NUMBER OF         VALUE OF
                                                 SECURITIES       UNEXERCISED
                                                 UNDERLYING       IN-THE-MONEY
                                                 UNEXERCISED      OPTIONS/SARs
                                               OPTIONS/SARs AT    AT MARCH 31,
                                              MARCH 31, 1998(#)    1998 ($)(1)
                    SHARES
                  ACQUIRED OR      VALUE        EXERCISABLE/     EXERCISABLE/
                   EXERCISED    REALIZED ($)    UNEXERCISABLE    UNEXERCISABLE
                  -----------   ------------    -------------    -------------
Gregory L. Wilson,
Chairman, President,
and Chief Executive
Officer                 --            --                --               --

Bradley T Nielson,
Vice President
Finance, Chief
Financial Officer and
Corporate Secretary     5,000       $67,000     50,133/16,667 $767,000/168,000

Kenneth A. Law, Vice
President
Manufacturing             876        13,000      40,966/7,001  607,000/ 76,000

Stanley L. Pool, Vice
President Sales &
Marketing(2)            --            --                --               --

Brent R. Bonham, Vice
President Product
Development (2)        66,600       857,000          3,980/--        64,000/--

(1) Value is based on market price of the Company's Common Stock (closing price of $19.50 per share on the Nasdaq National Market on March 31,
     1998) less exercise price.

(2) Messrs. Pool and Bonham resigned from the Company effective March 31, 1998 and April 30, 1998, respectively.


     401(k) PLAN. In January 1995, the Board of Directors of the Company adopted a Defined Contribution 401(k) Plan and Trust (the "401(k) Plan"). The 401(k) Plan allows the Board to determine the amount of the Company contribution. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 25 percent of the participating employee's contribution to the 401(k) Plan up to a maximum discretionary employer contribution of 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. In addition, the Board at its discretion can provide for additional employer matching. For the 401(k) Plan year ended December 31, 1995, the Board provided for additional matching contributions that would equal 25 percent of the participating employee's contribution to the 401(k) Plan up to a maximum 3 percent of a participating
employee's compensation, as defined by the 401(k) Plan.    For the 401(k) Plan
year ended December 31, 1996 and 1997, the Board provided for additional matching contributions that would equal 37.5 percent of the participating employee's contribution to the 401(k) Plan up to a maximum 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. The 401(k) Plan allows the Board to utilize either Common Stock of the Company or cash as a matching contribution. To date, all matching contributions have been in cash. The Board has approved the reservation of 25,000 shares of Common Stock for issuance under the Company's 401(k). These shares may be issued to satisfy all or a portion of the Company's matching contribution under the 401(k) Plan or issued as a result of a participant's election to acquire shares of the Company's Common Stock as an investment option under the 401(k) Plan. If such investment option is elected by plan participants, the shares will be issued at a price per share which is the lower of 85 percent of the fair market value of a share of Common Stock on the commencement of the applicable quarterly election period or 85 percent of the fair market value of a share of Common Stock on the last day of the applicable quarterly election period. As of May 22, 1998, 8,108 shares have been issued to the 401(k) Plan. All employees who have completed at least six months of service with the Company and who satisfy other requirements are eligible to participate in the 401(k) Plan.

     EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements effective May 21, 1998, with Gregory L. Wilson, the Company's Chairman and President and Kenneth A. Law, the Company's Vice President-Manufacturing, each for a term ending May 21, 2003. The Company entered into an employment agreement effective March 9, 1994 with Bradley T Nielson, Chief Financial Officer, with a term ending March 9, 1999. Mr. Wilson is currently paid an annual base salary of $75,000. Messrs. Law and Nielson are each paid an annual base salary of $70,000. Mr. Johnson is paid an annual base salary of $55,000. Each employment agreement provides that compensation will be determined annually by the Compensation Committee of the Board of Directors.

Each employment agreement contains a non-compete clause covering the term of the agreement and three years thereafter. Each employment agreement can be terminated by the Company without cause entitling the terminated employee to two months salary as severance.

     DIRECTOR COMPENSATION. The Company's directors receive no compensation for attendance at Board meetings. However, the directors are reimbursed for their expenses related to attending Board meetings.


CERTAIN TRANSACTIONS

     The Company leases its production and office facility for a five-year term from a trust of which Gregory L. Wilson's uncle is a trustee. The fixed base monthly rent for the term of the lease is $17,100. The Company pays maintenance costs, taxes and insurance costs under the lease. The Company believes that the terms of the lease are no less favorable to the Company than could be obtained from an unrelated third party. No independent appraisal or evaluation of the lease terms has been obtained.

     The Company has entered into indemnification agreements with each of its officers and directors. The Company has adopted policies that any loans to officers, directors and 5 percent or more stockholders ("affiliates") are subject to approval by a majority of the disinterested directors and that any transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties. There are currently no loans outstanding to officers, directors, and 5 percent or more stockholders.



                                  PROPOSAL TWO
                    AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

     By resolution dated effective May 19, 1998, the Board of Directors of the Company approved an amendment to the Company's 1997 Stock Incentive Plan increasing the shares of Common Stock reserved for issuance upon exercise of options granted under the Company's 1997 Stock Incentive Plan from 300,000 shares of Common Stock to 500,000 shares of Common Stock. The Board of Directors further directed that the amendment to the plan be submitted to the shareholders of the Company for their approval. The resolution did not contemplate or authorize any other amendment or modification to the 1997 Stock Incentive Plan.


RECOMMENDATION OF BOARD OF DIRECTORS:

     The Board of Directors has unanimously approved increasing the shares reserved for issuance upon exercise of options granted under the 1997 Stock Incentive Plan to 500,000 and recommends that the stockholder vote "FOR" the proposal. Assuming a quorum is present, a majority of votes cast by the shares entitled to vote for approval of the 1997 Stock Incentive Plan will be required to approve the amendment.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.




               ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     A copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission may be obtained by shareholders without charge by written request to Bradley T Nielson, Chief Financial Officer, Mity-Lite, Inc., 1301 West 400 North, Orem, Utah, 84057.


                                    By the Order of Board of Directors


                                    Bradley T Nielson, Corporate Secretary
DATED:  July 13, 1998

FORM OF PROXY:
                                 MITY-LITE, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 August 20, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MITY-LITE, INC.

     The undersigned common shareholder of Mity-Lite, Inc., a Utah corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, to be held on August 20, 1998, 2:00 p.m. local time at the University of Utah, Olpin Union Building, 200 South Central Campus Drive, Salt Lake City, Utah, and hereby appoints Gregory L. Wilson and Bradley T Nielson, or either of them, each with the power of substitution, as proxies to vote at said Annual Meeting of Shareholders and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on the matters set forth below, if personally present.

     1.  ELECTION OF DIRECTOR NOMINEES:    Gregory L. Wilson, Ralph E. Crump,
                                           C. Lewis Wilson and Peter Najar.

[  ]  FOR all nominees listed (except      [  ]  WITHHOLD AUTHORITY to vote
      for  as marked to the contrary             all nominees listed
      below)

          Instruction: To withhold authority for an individual nominee, write that nominee's name here:

------------------------------------------------------------------------------
                                    (Continued and to be signed on other side)

     2.  APPROVE THE AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN.

     [  ]  FOR                  [  ]  AGAINST           [  ]  ABSTAIN

     3. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

                         Dated:                   , 1998

                         --------------------------------
                         Signature

                         (This proxy should be marked, dated, signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person).